Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LIN TV Corp. and LIN Television Corporation of our report dated April 23, 2012 relating to the financial statements of New Vision Television, LLC, which appears in LIN TV Corp. and LIN Television Corporation’s Current Report on Form 8-K dated October 17, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
July 30, 2013